EXHIBIT 21


                Subsidiaries of Monroc, Inc. (the "Registrant")


                                                        Percentage of
                                                         Outstanding
                                 Place of               Stock Held by
Name of Subsidiary            Incorporation             the Registrant
----------------------        -------------             --------------

Big Horn Redi-Mix Inc.           Wyoming                     100%